UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2004
Date of Report (Date of earliest event reported)

CELL GENESYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19986 (Commission File Number)	94-3061375 (I.R.S. Employer Identification Number)

500 Forbes Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 266-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Item 8.01. Other Events.

     On October 20, 2004, Cell Genesys, Inc. (the “Company”) paid $35,824,333 to Silicon Valley Bank (“SVB”), including a prepayment penalty and fees, in satisfaction of all of outstanding obligations of the Company under the Loan and Security Agreement, dated as of September 29, 2003, between the Company and SVB (the “SVB Loan Agreement”), and thereby terminated the SVB Loan Agreement. The SVB Loan Agreement provided for a term loan of $35,000,000, bearing interest at a rate of 6.73% per annum, which rate was subject to upward adjustment upon certain events of default and the rate was conditioned upon maintaining deposit accounts with SVB in an amount equal to 1.25 times the amount of the obligations outstanding under the term loan. The loan was secured by certain of the Company’s assets (excluding intellectual property, deposits in certain investment accounts and its holdings of Abgenix, Inc. common stock). By repaying this loan prior to September 29, 2006, the Company was required to pay a 2% prepayment penalty of $700,000.

     On October 20, 2004, the Company paid $60,088,075 to Bank of America (as successor to Fleet National Bank), including fees and expenses, in satisfaction of all of the outstanding obligations of the Company to Bank of America under the Credit Agreement, dated as of December 27, 2001, between the Company and Bank of America, as amended (the “Fleet Credit Agreement”), and thereby terminated the Fleet Credit Agreement. The Fleet Credit Agreement provided for a term loan commitment in the amount of $60,000,000, bearing interest at a rate of LIBOR (London Interbank Offering Rate) plus 0.625% per annum. The outstanding principal under this loan was due on January 1, 2008. The loan was entered into in connection with the construction of the Company’s Hayward, California manufacturing facility and was secured by its cash and marketable securities.

     The Company repaid the SVB Loan Agreement and the Fleet Credit Agreement with the net proceeds from its private placement of $110 million aggregate principal amount of 3.125% Convertible Senior Notes due 2001.

     References to, and descriptions of, the SVB Loan Agreement and the Fleet Credit Agreement, as amended, as set forth herein are qualified in their entirety by reference to the copies of these agreements, included as Exhibits 99.1, 99.2 and 99.3 to this report, and such agreements are incorporated herein in their entirety where such references and descriptions appear.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
99.1	Loan and Security Agreement dated September 29, 2003 between Cell Genesys, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.30 to Cell Genesys, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003).
99.2	Credit Agreement between Cell Genesys and Fleet National Bank dated as of December 27, 2001 (incorporated by reference to Exhibit 10.18 to Cell Genesys, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)
99.3	Amendment No. 2 dated June 12, 2003 to the Credit Agreement between Cell Genesys and Fleet National Bank (incorporated by reference to Exhibit 10.25 to Cell Genesys, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.
Date: October 25, 2004	By:	/s/ Matthew J. Pfeffer
		Name:	Matthew J. Pfeffer
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
99.1	Loan and Security Agreement dated September 29, 2003 between Cell Genesys, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.30 to Cell Genesys, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003).
99.2	Credit Agreement between Cell Genesys and Bank of America (formerly, Fleet National Bank) dated as of December 27, 2001 (incorporated by reference to Exhibit 10.18 to Cell Genesys, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)
99.3	Amendment No. 2 dated June 12, 2003 to the Credit Agreement between Cell Genesys and Fleet National Bank (incorporated by reference to Exhibit 10.25 to Cell Genesys, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003).